Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.
Shelf Registration on Form S-3

     Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints William S. Demchak, Randall C. King and Thomas R. Moore, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-3 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder of: (i) guarantees by the Corporation (“Guarantees”) of PNC Funding Corp’s unsecured debt securities (“Debt Securities”), which Registration Statement shall also relate to such Debt Securities; (ii) shares of the Corporation’s common stock, par value $5 per share (including the associated preferred share purchase rights that are not exercisable or evidenced separately from the common stock prior to the occurrence of certain events) (“Common Stock”); (iii) shares of the Corporation’s preferred stock, par value $1 per share (“Preferred Stock”); (iv) depositary shares representing Preferred Stock (“Depositary Shares”), to be evidenced by depositary receipts to be issued pursuant to a deposit agreement in the event the Corporation elects to offer fractional interests in shares of Preferred Stock; (v) warrants of PNC Funding Corp for the purchase of Debt Securities, and warrants of the Corporation to purchase Common Stock, Depositary Shares or Preferred Stock (“Warrants”); (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or securities of a third party (“Purchase Contracts”); and (vii) units composed of a combination of any other securities registered under the Registration Statement (“Units”); with a proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants of up to $2,000,000,000, plus (a) an indeterminate number of shares of Common Stock, Preferred Stock, Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants registered thereunder, and (b) an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as applicable, issuable upon the settlement of the Purchase Contracts registered thereunder; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

Facsimile Transmission; Counterparts

     A facsimile, telecopy or other reproduction of this Power of Attorney may be executed by one or more members of the Board of Directors, and an executed copy of this Power of Attorney may be delivered by one or more members of the Board of Directors by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Power of Attorney as well as any facsimile, telecopy or other reproduction hereof. This Power of Attorney may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one Power of Attorney.

Exhibit 24.1

     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 30th day of June, 2005.

Name/Signature	Capacity

/s/ James E. Rohr	Chairman, Chief Executive Officer and Director
James E. Rohr	(Principal Executive Officer)

/s/ William S. Demchak	Vice Chairman and Chief Financial Officer (Principal Financial
William S. Demchak	Officer)

/s/ Samuel R. Patterson	Controller
Samuel R. Patterson	(Principal Accounting Officer)

/s/ Paul W. Chellgren
Paul W. Chellgren	Director

/s/ Robert N. Clay
Robert N. Clay	Director

/s/ J. Gary Cooper
J. Gary Cooper	Director

/s/ George A. Davidson, Jr.
George A. Davidson, Jr.	Director

/s/ Richard B. Kelson
Richard B. Kelson	Director

/s/ Bruce C. Lindsay
Bruce C. Lindsay	Director

Anthony A. Massaro	Director

Exhibit 24.1

Name/Signature	Capacity

/s/ Thomas H. O’Brien
Thomas H. O’Brien	Director

/s/ Jane G. Pepper
Jane G. Pepper	Director

/s/ Lorene K. Steffes
Lorene K. Steffes	Director

/s/ Dennis F. Strigl
Dennis F. Strigl	Director

Stephen G. Thieke	Director

/s/ Thomas J. Usher
Thomas J. Usher	Director

Milton A. Washington	Director

/s/ Helge H. Wehmeier
Helge H. Wehmeier	Director